As filed with the Securities and Exchange Commission on March 29, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIEWRAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	42-1777485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address of Principal Executive Offices)

ViewRay, Inc. 2015 Equity Incentive Award Plan

ViewRay, Inc. 2015 Employee Stock Purchase Plan

(Full title of the plans)

Chris A. Raanes

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mary E. O’Byrne Vice President and Chief Counsel ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, OH 44146 Telephone: (440) 703-3210 Facsimile: (800) 417-3459	Alan F. Denenberg David Mollo-Christensen Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the ViewRay, Inc. 2015 Equity Incentive Award Plan (4)	2,706,158	$6.40	$17,319,411	$2,157
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the ViewRay, Inc. 2015 Employee Stock Purchase Plan (5)	676,539	$6.40	$4,329,850	$540

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the ViewRay, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan”) and the ViewRay, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 26, 2018.
(3)	Rounded up to the nearest penny.
(4)	Represents the additional shares of Common Stock available for future issuance under the Registrant’s 2015 Plan resulting from an annual increase as of January 1, 2018.
(5)	Represents the additional shares of Common Stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2018.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

ViewRay, Inc. (the “Registrant”) filed a registration statement with the Securities and Exchange Commission on Form S-8 (File No. 333-210472) on March 30, 2016 relating to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the 2015 Plan and the ESPP (the “2016 Registration Statement”). On April 1, 2016, the Registrant filed a Post-Effective Amendment No. 1 to the 2016 Registration Statement (the “Post-Effective Amendment”) solely to correct a clerical error in the consent of Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm, that was filed as Exhibit 23.2 to the 2016 Registration Statement. Pursuant to General Instruction E to Form S-8, the 2015 Plan, the ESPP and the contents of the 2016 Registration Statement and the Post-Effective Amendment are incorporated by reference in this Registration Statement. The Registrant is hereby registering an additional 2,706,158 shares of Common Stock issuable under the 2015 Plan and an additional 676,539 shares of Common Stock issuable under the ESPP, none of which have been issued as of the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of ViewRay, Inc. (incorporated herein by reference to Exhibit 3.1 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

4.2	Amended and Restated Bylaws of ViewRay, Inc. (incorporated herein by reference to Exhibit 3.2 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith).

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	ViewRay, Inc. 2015 Equity Incentive Award Plan (incorporated herein by reference to Exhibit 10.26(a) to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

99.2	ViewRay, Inc. 2015 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.29 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

Exhibit Index

Exhibit Number		Incorporated by Reference					Filed Herewith
	Description	Form	File No.	Exhibit		Date Filed

4.1	Amended and Restated Certificate of Incorporation.	S-1/A	333-207347	3.1		12/16/15

4.2	Amended and Restated Bylaws.	S-1/A	333-207347	3.2		12/16/15

4.3	Form of Common Stock Certificate.	S-1/A	333-207347	4.1		12/16/15

5.1	Opinion of Davis Polk & Wardwell LLP.						X

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).						X

23.2	Consent of Independent Registered Public Accounting Firm.						X

24.1	Power of Attorney (included in the signature page to this registration statement).						X

99.1	ViewRay, Inc. 2015 Equity Incentive Award Plan.	S-1/A	333-207347	10.26	(a)	12/16/15

99.2	ViewRay, Inc. 2015 Employee Stock Purchase Plan.	S-1/A	333-207347	10.29		12/16/15

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakwood Village, State of Ohio, on March 29, 2018.

VIEWRAY, INC.

By:	/s/ Chris A. Raanes
Name: Chris A. Raanes
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Raanes and Ajay Bansal, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris A. Raanes Chris A. Raanes	Director, President and Chief Executive Officer (Principal Executive Officer)	March 29, 2018

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2018

/s/ Daniel Moore Daniel Moore	Chairman and Director	March 29, 2018

/s/ David Bonita, M.D. David Bonita, M.D.	Director	March 29, 2018

/s/ Caley Castelein, M.D. Caley Castelein, M.D.	Director	March 29, 2018

/s/ James F. Dempsey, Ph.D. James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	March 29, 2018

/s/ Mark S. Gold, M.D. Mark S. Gold, M.D.	Director	March 29, 2018

/s/ Henry A. McKinnell, Jr., Ph.D. Henry A. McKinnell, Jr., Ph.D.	Director	March 29, 2018

/s/ Aditya Puri Aditya Puri	Director	March 29, 2018

/s/ Brian K. Roberts Brian K. Roberts	Director	March 29, 2018

/s/ Theodore T. Wang, Ph.D. Theodore T. Wang, Ph.D.	Director	March 29, 2018

/s/ Scott Huennekens Scott Huennekens	Director	March 29, 2018